Exhibit 24.01

POWER OF ATTORNEY

          WHEREAS, OGE ENERGY CORP., an Oklahoma corporation (herein referred to as the "Company"), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its annual report on Form 10-K for the year ended December 31, 2000; and

          WHEREAS, each of the undersigned holds the office in the Company herein-below set opposite his name;

          NOW, THEREFORE, each of the undersigned hereby constitutes and appoints STEVEN E. MOORE, JAMES R. HATFIELD and DONALD R. ROWLETT, and each of them individually, his attorney with full power to act for him and in his name, place and stead, to sign his name in the capacity or capacities set forth below to said Form 10-K and to any and all amendments thereto, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 21st day of March 2001.

J. D. Williams, Director                          / s / J. D. Williams
                                              ----------------------------------

STATE OF OKLAHOMA  )
                   )  SS
COUNTY OF OKLAHOMA )

          On the date indicated above, before me, Debbie Peters, Notary Public in and for said County and State, personally appeared the above named director of OGE ENERGY CORP., an Oklahoma corporation, and known to me to be the person whose name is subscribed to the foregoing instrument, and he acknowledged to me that he executed the same as his own free act and deed.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the 21st day of March, 2001.

/s/ Debbie Peters
Debbie Peters
Notary Public in and for the County
of Oklahoma, State of Oklahoma

My Commission Expires:
May 3, 2003